UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

August 22, 2019
Date of Report (date of earliest event reported)
Overstock.com, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	000-49799	87-0634302
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification Number)
799 West Coliseum Way
Midvale, Utah 84047
(Address of principal executive offices)

(801) 947-3100
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Common Stock, $0.0001 par value	OSTK	NASDAQ Global Market

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b) On August 22, 2019, Overstock.com, Inc. (“Overstock”) announced the resignation of Patrick M. Byrne as Overstock’s Chief Executive Officer and a member of its Board of Directors (the “Board”), effective as of August 22, 2019.

(c) On August 22, 2019, Overstock announced the appointment of Jonathan E. Johnson III as its Interim Chief Executive Officer. Mr. Johnson, age 53, joined Overstock in September 2002 and has served as a member of the Board since May 2013. Mr. Johnson currently serves as President, Medici Ventures. He served as Overstock’s President from July 2008 to February 2013, as Overstock’s Acting Chief Executive Officer from February 2013 to April 2013, as Executive Vice Chairman of the Board from April 2013 to April 2014, and as Chairman of the Board from May 2014 to May 2017. As Interim Chief Executive Officer, Mr. Johnson will receive a salary of $625,000 per year for the additional duties and responsibilities associated with his position. Mr. Johnson will also be eligible to participate in the compensation and benefit programs generally available to Overstock’s executive officers. Mr. Johnson is not and has not been involved in any related-party transactions with Overstock requiring disclosure. Mr. Johnson does not have any family relationships with any other director, executive officer, or any persons nominated for such positions.

(d) On August 22, 2019 the Board of Overstock appointed Dr. Kamelia Aryafar, as a Class I member of the Board. Dr. Aryafar’s term began upon her appointment and will run through Overstock’s annual meeting of stockholders in 2021. Dr. Aryafar is not being appointed to any committees of the Board. In addition to now serving as a member of the Board, Dr. Aryafar is being promoted to Executive Vice President of Overstock's retail business. Dr. Aryafar will continue to serve as Chief Algorithms Officer of Overstock's retail business, a position she has held since September 2018. Dr. Aryafar joined Overstock in 2017 and previously served its retail business as Overstock’s Vice President, Head of Machine Learning, Data Science and AI, and served as Overstock’s Director of Engineering. As a member of Overstock’s management, Dr. Aryafar will not receive any compensation for her services as a member of the Board. Overstock also has entered into or intends to enter into an indemnification agreement in customary form with Dr. Aryafar. Dr. Aryafar is not and has not been involved in any related-party transactions with Overstock and does not have any family relationships with any other director, executive officer, or any persons nominated for such positions.

Item 7.01 Regulation FD

On August 22, 2019, Overstock issued a press release regarding Patrick Byrne’s resignation as Overstock’s Chief Executive Officer and a member of its Board, as well as a separate press release regarding various related organizational changes. Copies of these press releases are furnished herewith as Exhibits 99.1 and 99.2 and are incorporated herein by reference to this Item 7.01.

The information set forth in this Item 7.01 including the information set forth in Exhibits 99.1 and 99.2 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.

Item 9.01    Financial Statements and Exhibits

(d)    Exhibits.

The following exhibit is furnished with this report:

99.1	Patrick Byrne Resignation Press Release dated August 22, 2019.
99.2	Organizational Changes Press Release dated August 22, 2019.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OVERSTOCK.COM, INC.

By:	/s/ E. Glen Nickle
E. Glen Nickle
Vice President, Legal, and General Counsel
Date:	August 22, 2019